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                                                                    Exhibit 21.1

                  SUBSIDIARIES OF PEAK INTERNATIONAL LIMITED
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

Name of Company               Place of Incorporation          Principal Activities                    Indirect Equity
---------------               ----------------------          --------------------                    Interest held
                                                                                                      by the Company
                                                                                                      --------------
Peakgold 3 Limited            British Virgin Islands          Investment holding                      100%

Success Gold 8 Limited        British Virgin Islands          Investment holding                      100%

Bestluck 9 Limited            British Virgin Islands          Investment holding                      100%

Luckygold 1681 Limited        British Virgin Islands          Investment holding                      100%

Diamond Crest Holdings        British Virgin Islands          Investment holding                      100%
Limited

Semicycle Resources           Malaysia                        Collection and sale of recycled         100%
Sdn. Bhd.                                                     packaging products

AJMS Peak Sdn. Bhd.           Malaysia                        Manufacture and sale of precision       100%
                                                              engineered packaging products

Peak International, Inc.      U.S.A.                          Sale and distribution of precision      100%
                                                              engineered packaging products

Peak Plastic & Metal          Hong Kong                       Investment holding and                  100%
Products (International)                                      manufacture and sale of precision
Limited                                                       engineered packaging products

Warden Development            Hong Kong                       Property holding                        100%
Limited

Semicycle Hong Kong           Hong Kong                       Investment holding                      100%
Limited

Peak Resources                Singapore                       Sale and distribution of precision      100%
Singapore Pte. Limited                                        engineered packaging products

Semicycle Resources (S)       Singapore                       Collection and sale of recycled         100%
Pte. Ltd.                                                     packaging products
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